UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2013

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of TriMas Corporation (the “Corporation”), as part of its ongoing review of the Corporation’s executive compensation program, approved changes to the Corporation’s previously adopted Executive Severance / Change of Control Policy (“Severance Policy”), subject to the required acknowledgment of the revisions to the Severance Policy by those executives currently covered by it. The covered executives consented to the changes effective August 21, 2013.

The updated Severance Policy reflects market practice, improved readability, consistency across the Corporation’s compensation arrangements and a formalized severance policy for a broader group of the Corporation’s executives.

The updated Severance Policy also contains various shareholder friendly provisions, including:

•	A reduction in the change of control protection period from three years to two years.

•
A so-called golden parachute excise tax “cap” provision, which reduces the total amount of payments under the Severance Policy if such amount would result in an excess parachute payment causing a loss of deduction to the Corporation under Section 280G of the Internal Revenue Code.

•
A non-compete and non-solicit covenant for the duration of an executive’s employment and for a period following termination of employment which generally corresponds with the period during which severance benefits are provided.

•	A requirement that an executive execute a release of claims in favor of the Corporation in order to receive any benefits under the Severance Policy.

The updated Severance Policy also continues to provide benefits similar to the prior policy, including:

•
Pre-change in control severance benefits of (i) one times (two times for the chief executive officer) the sum of base salary and target short-term incentive plan bonus; (ii) pro-rata actual short-term incentive bonus for the year of termination; (iii) vesting of certain equity awards; (iv) reimbursement of the employer portion of group health coverage under COBRA for not more than 12 months (24 months for the chief executive officer); and (v) outplacement services for not more than 12 months.

•
Maintaining prior post-change in control severance benefits for existing participants, which, among other things, provides for severance payments equal to three times the sum of base salary and target short-term incentive plan bonus, 36 months of continued COBRA coverage and certain additional equity vesting; provided that any new executive officer participant (other than a chief executive officer) will receive only two times the sum of base salary and target short-term incentive plan bonus and only 24 months of continued COBRA coverage.

The updated Severance Policy also provides for participation by certain additional executives, as determined by the Compensation Committee of the Board of Directors. The severance benefits provided to the additional executives reflect market practice for executives of their level. Inclusion of such executives in the Severance Policy streamlines administration of severance benefits and helps incentivize key department heads.
The description of the Severance Policy above is qualified by the form attached hereto and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Executive Severance / Change of Control Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: August 23, 2013	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary